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                                                                      EXHIBIT 11

                 MALAN REALTY INVESTORS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
           (in thousands, except share and earnings per share amounts)





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
                                           Three Months September 30,                       Nine Months September 30,
                                           1997                    1996                      1997                   1996
                                                 FULLY                    FULLY                     FULLY                  FULLY
                                    PRIMARY     DILUTED      PRIMARY     DILUTED       PRIMARY     DILUTED    PRIMARY     DILUTED
                                   ---------   ---------    ---------   ---------     ---------   ---------  ----------   ---------
INCOME

  NET INCOME                            $213        $213         $220        $220          $277       $277        $427        $427

  INTEREST ON CONVERTIBLE
  DEBT                                             2,009                    2,117                    6,243                   6,352
                                   ---------   ---------    ---------   ---------     ---------   ---------  ----------   ---------
TOTAL                                   $213      $2,222         $220      $2,337          $277     $6,520        $427      $6,779
                                   =========   =========    =========   =========     =========   =========   =========   =========

NUMBER OF SHARES

  WEIGHTED AVERAGE
  SHARES OUTSTANDING               3,516,407   3,516,407    3,460,435   3,460,435     3,482,075   3,482,075   3,465,282   3,465,282

  OTHER COMMON STOCK EQUIVALENTS      35,967      36,007                                 35,967     36,007

  SHARES ISSUED UPON
  CONVERSION OF CONVERTIBLE DEBT               5,142,660                5,193,234                 5,176,084               5,193,234
                                   ---------   ---------    ---------   ---------     ---------   ---------  ----------   ---------

TOTAL                              3,552,374   8,695,074    3,460,435   8,653,669     3,518,042   8,694,166   3,465,282   8,658,516
                                   =========   =========    =========   =========     =========   =========   =========   =========




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